CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 002-89550 on Form N-4 of our report dated April 4, 2023, relating to the financial statements and financial highlights of the FutureFunds Series Account of Empower Annuity Insurance Company of America (formerly known as Great-West Life & Annuity Insurance Company) appearing in the Statement of Additional Information, which is part of such registration statement, and to the references to us under the headings “Independent Registered Public Accounting Firm” in both the Prospectus and the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 26, 2023

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement No. 002-89550 on Form N-4 of our report dated April 20, 2023, relating to the statutory-basis financial statements of Empower Annuity Insurance Company of America (formerly known as Great-West Life & Annuity Insurance Company). We also consent to the reference to us under the heading “Independent Auditor” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
April 26, 2023